Exhibit 5.2

March 29, 2004

Securities and Exchange Commission

We refer to the Short Form Prospectus (the “Prospectus”) and the Amendment No. 1 to Form F-10 registration statement under the Securities Act of 1933 (the “Form F-10A'') filing of Pan American Silver Corp. (the “Company”) dated March 29, 2004 relating to the sale and issue of common shares of the Company having an aggregate offering price of up to $3,450,000.

We consent to the use in the above-mentioned Prospectus and Form F-10A of our report dated September 6, 2002 relating to the following consolidated financial statements of Corner Bay Silver Inc.:

•	Balance sheets as at June 30, 2002 and 2001; and

•	Statements of operations and deficit and cash flows for each of the years in the three-year period ended June 30, 2002.

We also consent to the reference to our Firm under the heading “Experts” in the Prospectus and Form F-10A.

Yours very truly,

(signed) PricewaterhouseCoopers LLP

Chartered Accountants

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member of PricewaterhouseCoopers International Limited, each of which is a separate and independent at legal entity.